UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/02/2011

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 2, 2011, BioMedReports issued a news release and published a report concerning DARA BioSciences, Inc. (the "Company"). As described in this news release and report, consistent with its business model as discussed in the Company's SEC filings, the Company has initiated discussions regarding the outlicense of KRN5500 and there are currently companies conducting due diligence with respect to this drug candidate. The Company has not yet received any indications of interest specifying proposed terms for any potential outlicensing transaction and there can be no assurance that the Company will consummate an outlicensing transaction with respect to KRN5500.

The information set forth in this Item 8.01 shall not be deemed an admission as to the accuracy or materiality of any information in the news release or report. Investors should refer to the Company's periodic filings with the SEC for information regarding the Company's business and operating and financial performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: February 03, 2011	By:	/s/ Richard A. Franco, Sr., R.Ph.
Richard A. Franco, Sr., R.Ph.
President and CEO